UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 27, 2010	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
 (Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1135 Terminal Way, Suite 207B Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2010 Infrastructure Materials Corp. (“Infrastructure” or the “Company”) accepted the resignation of Joanne Hughes as Corporate Secretary of the Company, effective immediately. There were no disagreements between the Company and Ms. Hughes with respect to the management, policies, operations or financial reporting of the Company.

The Company appointed Anne Macko to the position of Corporate Secretary effective as of April 27, 2010.  Ms. Macko is an independent consultant with over 25 years experience in corporate administration and holds a Bachelor of Arts degree from Western Illinois University.  From October of 2007 to February of 2010 she was affiliated with Lance Capital Ltd., a Canadian management consulting firm that provided Infrastructure with management consulting, administrative and accounting services.  Prior to that, Ms. Macko held positions with George T. Hall Company, AppleOne, Inc. and Yamas Controls Company.  Since February of 2010, Ms. Macko has been retained by the Company as a consultant.  Ms. Macko is 57 years old.

INFRASTRUCTURE MATERIALS CORP.

April 27, 2010		/s/ Anne Macko
	Name:	Anne Macko
	Title:	Secretary